POWER OF ATTORNEY

     The undersigned officers and Trustees of Advisors Series Trust (the "Trust") hereby appoint Eric W. Falkeis, Douglas G. Hess, and Chad E. Fickett, and each of them, as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the registration of the Trust's securities under the Securities Act of 1933, as amended (the "Securities Act"), including the Trust's Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned officers and Trustees hereby execute this Power of Attorney, which may be executed in multiple counterparts, all of which taken together shall constitute one original, as of this 23rd day of June, 2003.


Name                                  Title
/s/ Eric M. Banhazl                   President and Interested Trustee
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Eric M. Banhazl

/s/ Walter E. Auch                    Trustee
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Walter E. Auch

/s/Donald E. O'Conner                 Trustee
---------------------
Donald E. O'Connor

/s/ George T. Wofford                 Trustee
---------------------
George T. Wofford III

/s/ James Clayburn LaForce            Trustee
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James Clayburn LaForce

/s/ George J. Rehban                  Trustee
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George J. Rebhan

/s/ Douglas G. Hess                   Treasurer and Principal Financial
-------------------                   and Accounting Officer
Douglas G. Hess